UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2007

SPEEDUS CORP.

(Exact name of registrant as specified in charter)

Delaware	000-27582	13-3853788
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Desbrosses Street, Suite 402
New York, New York	10013
(Address of principal executive offices)	(Zip Code)

(888)-773-3669

Registrant's telephone number, including area code:

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At the annual meeting of stockholders, held on November 20, 2007, Speedus Corp., a Delaware corporation (“Speedus” or the “Company”), received stockholder approval of a proposal authorizing the Company’s Board of Directors, in its discretion, to effect a reverse split of the Company's issued and outstanding shares, as well as treasury shares, at a ratio not to exceed one-for-six. Thereafter, the Board of Directors approved the reverse stock split at a one-for-four ratio.

On November 29, 2007, the Company filed a Certificate of Amendment to Certificate of Incorporation with the Delaware Secretary of State, effective December 3, 2007, to implement the reverse stock split. A conformed copy of the Certificate is attached as Exhibit 3.1.

On November 30, 2007, Speedus issued the press release attached as Exhibit 99.1.

On December 3, 2007, as is customary, a “D” was appended to the trading symbol and Speedus’ common stock began trading at that time on a post-reverse split basis under the symbol “SPDED” for a period of 20 trading days. Thereafter, it will resume trading under the Company's original symbol “SPDE”.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

3.1	Certificate of Amendment to Certificate of Incorporation of Speedus Corp. dated November 28, 2007

99.1	Press release dated November 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Speedus Corp.

By: /s/ Thomas M. Finn ——————————————————
Name: Title:	Thomas M. Finn Treasurer and Chief Financial Officer

Date: December 4, 2007

EXHIBITS INDEX

EXHIBIT NUMBER	TITLE OF DOCUMENT
3.1	Certificate of Amendment to Certificate of Incorporation of Speedus Corp. dated November 28, 2007
99.1	Press release dated November 30, 2007